EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Nocopi Technologies, Inc. on Form S-1 of our report dated March 31, 2026, relating to the financial statements of Nocopi Technologies, Inc. as of December 31, 2025 and 2024 and for the years then ended, which report appears in the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Stephano Slack, LLC

Wayne, Pennsylvania

October 15, 2026